UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2005 (June 14, 2005)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On June 14, 2005, Behringer Harvard REIT I, Inc., (which may be referred to as the “Registrant,” “we,” “our” and “us”) acquired a six-story office building containing approximately 100,146 rentable square feet located on approximately 0.97 acres of land in Long Beach, California (“Downtown Plaza”) through Behringer Harvard Downtown Plaza LP, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership. The total contract purchase price of Downtown Plaza, exclusive of closing costs and initial escrows, was $17,725,000. We used borrowings of $12,650,000 under a loan agreement (the “Downtown Plaza Loan Agreement”) with Bear Stearns Commercial Mortgage, Inc. (the “Downtown Plaza Lender”) to pay a portion of such contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public. For a description of the Downtown Plaza Loan Agreement, see Item 2.03 below. The Downtown Plaza Loan Agreement has also been filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference.

The purchase price for the transaction was determined through negotiations between the Downtown Plaza seller, Pacifica BP Investors I, an unrelated third party (the “Seller”), and Behringer Advisors LP, our advisor, and its affiliates. In evaluating Downtown Plaza as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less Downtown Plaza’s actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, length of leases, price per square foot and occupancy. Our advisor believes that Downtown Plaza is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

Downtown Plaza, which was constructed in 1982, is approximately 92% leased and includes the following major tenants: The Designory, Inc., Barrister Executive Suites, Inc. and the City of Long Beach.

The Designory, Inc., a wholly-owned subsidiary of Omnicom Group, Inc., is a full service marketing and communications company that leases 48,127 square feet for an annual rent of $1,097,296 under a lease that expires in January 2008, with a five-year renewal option available.

Barrister Executive Suites, Inc. is a business support services provider that leases 17,717 square feet for an annual rent of $340,166 under a lease that expires in March 2012, with two five-year renewal options available.

City of Long Beach - Department of Oil Properties is a city agency that coordinates oil operations and subsidence control activities that leases 15,369 square feet for an annual rent of $304,306 under a lease that expires in December 2009 with a five-year renewal option available.

HPT Management Services LP (the “Downtown Plaza Property Manager”), our affiliate, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Downtown Plaza. Among other things, the Downtown Plaza Property Manager has the authority to negotiate and enter into leases of Downtown Plaza on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. The Downtown Plaza Property Manager has subcontracted certain of its on-site management services to Trammell Crow Company.

As compensation for its services, the Downtown Plaza Property Manager or its affiliates is entitled to reimbursements for its out-of-pocket costs and on-site personnel costs and the following compensation:

1.	A property management fee equal to 3% of the monthly gross revenues from Downtown Plaza.

2.	An annual asset management fee equal to 0.6% of the asset value.

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Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We entered into the Downtown Plaza Loan Agreement on June 14, 2005. The interest rate under the loan is fixed at 5.367% per annum. Monthly payments of interest are required through July 2010, with monthly interest and principal payments required beginning August 2010 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least thirty days prior written notice is given. The Downtown Plaza Loan Agreement has a ten-year term.

In addition, we have guaranteed payment of the debt under the Downtown Plaza Loan Agreement in the event that (i) Behringer Harvard Downtown Plaza, LP files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (ii) an involuntary case is commenced against the initial borrower under the Downtown Plaza Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Downtown Plaza, LP or any of its affiliates. Our Indemnity Agreement has been filed as Exhibit as Exhibit 99.5 to this Form 8-K and is incorporated herein by reference.

Item 9. 01  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before August 30, 2005, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See Paragraph (a) above.

(c) Exhibits.

The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1	Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Downtown Plaza LP

99.2	Promissory Note made between Behringer Harvard Downtown Plaza LP and Bear Stearns Commercial Mortgage, Inc.

99.3
Deed of Trust and Security Agreement by Behringer Harvard Downtown Plaza LP, as grantor, to Ticor Title Company of California, as trustee, for the benefit of Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc.

99.4	Assignment of Leases and Rents by Behringer Harvard Downtown Plaza LP to Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc.

99.5	Indemnity Agreement by Behringer Harvard Downtown Plaza LP and Behringer Harvard REIT I, Inc. in favor of Bear Stearns Commercial Mortgage, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: June 20, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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